EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this registration statement on Form SB-2 of our report dated May 6, 2004 on our audit of the financial statements of Hana Biosciences, Inc. (formerly known as Hudson Health Sciences, Inc.) as of December 31, 2003 and 2002, and for the year ended December 31, 2003 and for the periods from December 6, 2002 (date of inception) to December 31, 2002 and 2003. We also consent to the reference to our firm under the caption "Experts."




                                                         /s/ J.H. Cohn LLP

San Diego, California
October 12, 2004